WEYERHAEUSER COMPANY
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 8, 2015, Weyerhaeuser Company ("Company" or "Weyerhaeuser") announced that the board authorized the exploration of strategic alternatives for its Cellulose Fibers business segment. On May 1, 2016, we entered into an agreement to sell our Cellulose Fibers pulp business ("Pulp Business") to International Paper Company. The Pulp Business consists of five pulp mills located in Columbus, Mississippi; Flint River, Georgia; New Bern, North Carolina; Port Wentworth, Georgia and Grande Prairie, Alberta, and two modified fiber mills located in Columbus, Mississippi and Gdansk, Poland.
On June 15, 2016, we entered into an agreement to sell our Cellulose Fibers liquid packaging board business ("Liquid Packaging Business") to Nippon Paper Industries Co., Ltd. The Liquid Packaging Business consisted of one mill located in Longview, Washington.
On October 4, 2016, we entered into an agreement to sell our newsprint and printing papers business ("Printing Papers Business") to One Rock Capital Partners, LLC, which includes a mill located in Longview, Washington.
The sale of the Liquid Packaging Business closed on August 31, 2016. The sale of the Printing Papers Business closed on November 1, 2016. We expect the sale of the Pulp Business to close in the fourth quarter of 2016, subject to customary closing conditions, including regulatory review.
The following unaudited pro forma condensed consolidated financial information gives effect to the completion of the separation of Weyerhaeuser’s Cellulose Fibers business in the transactions described above (the “Transactions”) and are based on and should be read in conjunction with Weyerhaeuser’s historical consolidated financial statements and related notes contained in Weyerhaeuser’s Annual Report on Form 10-K for the year ended December 31, 2015 and the unaudited condensed consolidated financial statements filed in Weyerhaeuser’s Quarterly Report on Form 10-Q for the interim period ended September 30, 2016. The presentation in these pro forma condensed combined financial statements combines the effect of the sale of the Liquid Packaging Business, the Printing Papers Business and the expected sale of the Pulp Business because we believe that aggregating these related businesses, which together comprise our Cellulose Fibers business segment, is the most useful presentation for investors.
The following unaudited pro forma condensed consolidated balance sheet data gives effect to the Transactions as if they had occurred on September 30, 2016. The following summary unaudited pro forma condensed consolidated statement of earnings data gives effect to the Transactions as if they occurred on January 1, 2013, the beginning of the earliest period presented. The unaudited pro forma condensed consolidated financial information includes adjustments directly attributable to the Transactions. The pro forma adjustments are described in the accompanying notes and are based upon available information and assumptions that are factually supportable. The unaudited pro forma condensed consolidated financial information was prepared in accordance with Article 11 of Regulation S-X.
The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Transactions had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of Weyerhaeuser.

Weyerhaeuser Company
Unaudited Pro Forma Condensed Combined Statement Of Earnings
For the nine months ended September 30, 2016

in millions, except per-share amounts
	Weyerhaeuser Company nine months ended September 30, 2016	Cellulose Fibers business nine months ended September 30, 2016 (1)	Weyerhaeuser Company pro forma nine months ended September 30, 2016
Net sales	$4,769	$—	$4,769
Costs of products sold	3,661	—	3,661
Gross margin	1,108	—	1,108
Selling expenses	67	—	67
General and administrative expenses	248	—	248
Research and development expenses	14	—	14
Charges for integration and restructuring, closures and impairments	141	—	141
Other operating income, net	(47)	—	(47)
Operating income	685	—	685
Earnings from equity affiliates	21	—	21
Interest income and other	34	—	34
Interest expense, net of capitalized interest	(323)	—	(323)
Earnings from continuing operations before income taxes	417	—	417
Income taxes	(64)	—	(64)
Net earnings from continuing operations	353	—	353
Dividends on preference shares	(22)	—	(22)
Net earnings from continuing operations attributable to common shareholders	$331	$—	$331
Earnings from continuing operations per share attributable to common shareholders:
Basic	$0.47		$0.47
Diluted	$0.46		$0.46
Weighted average number of common shares outstanding:
Basic	708.4		708.4
Diluted	712.2		712.2
* The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

Weyerhaeuser Company
Unaudited Pro Forma Condensed Combined Statement Of Earnings
For the year ended December 31, 2015

in millions, except per-share amounts
	Weyerhaeuser Company year ended December 31, 2015	Cellulose Fibers business year ended December 31, 2015 (1)	Weyerhaeuser Company pro forma year ended December 31, 2015
Net sales	$7,082	$(1,860)	$5,222
Costs of products sold	5,694	(1,573)	4,121
Gross margin	1,388	(287)	1,101
Selling expenses	113	(14)	99
General and administrative expenses	289	(30)	259
Research and development expenses	24	(6)	18
Charges for integration and restructuring, closures and impairments	25	(2)	23
Other operating costs, net	18	26	44
Operating income	919	(261)	658
Loss from equity affiliates	(105)	105	—
Interest income and other	36	—	36
Interest expense, net of capitalized interest	(347)	6	(341)
Earnings from continuing operations before income taxes	503	(150)	353
Income taxes	3	55	58
Net earnings from continuing operations	506	(95)	411
Dividends on preference shares	(44)	—	(44)
Net earnings from continuing operations attributable to common shareholders	$462	$(95)	$367
Earnings from continuing operations per share attributable to common shareholders:
Basic	$0.89		$0.71
Diluted	$0.89		$0.71
Weighted average number of common shares outstanding:
Basic	516.4		516.4
Diluted	519.6		519.6
* The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

Weyerhaeuser Company
Unaudited Pro Forma Condensed Combined Statement Of Earnings
For the year ended December 31, 2014

in millions, except per-share amounts
	Weyerhaeuser Company year ended December 31, 2014	Cellulose Fibers business year ended December 31, 2014 (1)	Weyerhaeuser Company pro forma year ended December 31, 2014
Net sales	$7,403	$(1,936)	$5,467
Costs of products sold	5,763	(1,580)	4,183
Gross margin	1,640	(356)	1,284
Selling expenses	112	(15)	97
General and administrative expenses	338	(32)	306
Research and development expenses	27	(7)	20
Charges for integration and restructuring, closures and impairments	44	—	44
Other operating income, net	(201)	31	(170)
Operating income	1,320	(333)	987
Loss from equity affiliates	(1)	1	—
Interest income and other	38	—	38
Interest expense, net of capitalized interest	(344)	6	(338)
Earnings from continuing operations before income taxes	1,013	(326)	687
Income taxes	(185)	114	(71)
Net earnings from continuing operations	828	(212)	616
Dividends on preference shares	(44)	—	(44)
Net earnings from continuing operations attributable to common shareholders	$784	$(212)	$572
Earnings from continuing operations per share attributable to common shareholders:
Basic	$1.41		$1.03
Diluted	$1.40		$1.02
Weighted average number of common shares outstanding:
Basic	556.7		556.7
Diluted	560.9		560.9
* The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

Weyerhaeuser Company
Unaudited Pro Forma Condensed Combined Statement Of Earnings
For the year ended December 31, 2013

in millions, except per-share amounts
	Weyerhaeuser Company year ended December 31, 2013	Cellulose Fibers business year ended December 31, 2013 (1)	Weyerhaeuser Company pro forma year ended December 31, 2013
Net sales	$7,254	$(1,902)	$5,352
Costs of products sold	5,716	(1,611)	4,105
Gross margin	1,538	(291)	1,247
Selling expenses	125	(17)	108
General and administrative expenses	404	(36)	368
Research and development expenses	33	(8)	25
Charges for integration and restructuring, closures and impairments	377	—	377
Other operating income, net	(35)	20	(15)
Operating income	634	(250)	384
Earnings (loss) from equity affiliates	1	(3)	(2)
Interest income and other	54	—	54
Interest expense, net of capitalized interest	(369)	6	(363)
Earnings from continuing operations before income taxes	320	(247)	73
Income taxes	171	86	257
Net earnings from continuing operations	491	(161)	330
Dividends on preference shares	(23)	—	(23)
Net earnings from continuing operations attributable to common shareholders	$468	$(161)	$307
Earnings from continuing operations per share attributable to common shareholders:
Basic	$0.82		$0.54
Diluted	$0.82		$0.54
Weighted average number of common shares outstanding:
Basic	566.3		566.3
Diluted	571.2		571.2
* The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

Weyerhaeuser Company
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2016

in millions	Weyerhaeuser Company	Cellulose Fibers business (a)	Pro forma adjustments (b)	Weyerhaeuser Company pro forma

ASSETS
Current assets:
Cash and cash equivalents	$769	$—	$1,728	$2,497
Receivables, less discounts and allowances	412	—	—	412
Receivables for taxes	5	—	—	5
Inventories	368	—	—	368
Prepaid expenses and other current assets	150	—	—	150
Assets of discontinued operations	1,652	(1,652)	—	—
Total current assets	3,356	(1,652)	1,728	3,432
Property and equipment, less accumulated depreciation	1,476	—	—	1,476
Construction in progress	202	—	—	202
Timber and timberlands at cost, less depletion charged to disposals	14,424	—	—	14,424
Minerals and mineral rights, net	321	—	—	321
Investments in and advances to equity affiliates	73	—	—	73
Goodwill	40	—	—	40
Deferred tax assets	122	—	—	122
Other assets	317	—	—	317
Restricted financial investments held by variable interest entities	615	—	—	615
Total assets	$20,946	$(1,652)	$1,728	$21,022

LIABIILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$1,981	$—	$—	$1,981
Notes payable	1	—	—	1
Accounts payable	234	—	—	234
Accrued liabilities	533	—	—	533
Liabilities of discontinued operations	578	(578)	—	—
Total current liabilities	3,327	(578)	—	2,749
Long-term debt	6,329	—	—	6,329
Long-term debt (nonrecourse to the company) held by variable interest entities	511	—	—	511
Deferred pension and other postretirement benefits	875	—	—	875
Deposit from contribution of timberlands to related party	429	—	—	429
Other liabilities	285	—	—	285
Total liabilities	11,756	(578)	—	11,178
Commitments and contingencies
Equity:
Common shares	935	—	—	935
Other capital	8,264	—	—	8,264
Retained earnings	1,101	—	654	1,755
Cumulative other comprehensive income (loss)	(1,110)	—	—	(1,110)
Total equity	9,190	—	654	9,844
Total liabilities and equity	$20,946	$(578)	$654	$21,022
* The accompanying notes are an integral part of, and should be read together with, this unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 1: BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed consolidated financial information of Weyerhaeuser has been prepared based on historical financial information of Weyerhaeuser and the Cellulose Fibers segment, giving effect to the Transactions. This unaudited pro forma condensed consolidated financial information is not necessarily indicative of the results of operations that would have been achieved had the Transactions actually taken place at the dates indicated, and does not purport to be indicative of future financial position or operating results. The unaudited pro forma condensed consolidated financial information should be read in conjunction with historical financial statements included in Weyerhaeuser’s Annual Report on Form 10-K for the year ended December 31, 2015 and the unaudited condensed consolidated financial statements filed in Weyerhaeuser’s Quarterly Report on Form 10-Q for the interim period ended September 30, 2016.

NOTE 2: PRO FORMA ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(a)	Represents the elimination of the balances of the Cellulose Fibers business as reported in the historical Weyerhaeuser balance sheet.
(b)    Represents the estimated $1,728 million in net cash to be received by Weyerhaeuser for the Transactions and the corresponding estimated after tax net gain to be realized, comprised of the following components:

	Pulp Business	Printing Papers Business	Liquid Packaging Business	Total
Net cash proceeds from Transactions:
Cash proceeds	2,200	42	**	2,242
Transaction closing costs	(10)	(1)	**	(11)
Estimated income tax obligation	(495)	—	**	(495)
				1,736
Estimated other nonrecurring transaction costs to be incurred during fourth quarter 2016				(8)
Total after tax cash consideration received from Transactions				1,728
Net book value of assets and liabilities of discontinued operations to be disposed				(1,074)
Net gain after tax from Transactions reflected in retained earnings				654

**The sale of our Liquid Packaging Board business occurred on August 31, 2016, and the proceeds, transaction closing costs, income tax obligation, and net gain realized are already reflected in our historical balance sheet as of September 30, 2016.

NOTE 3: PRO FORMA ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(1)	Represents the elimination of the Cellulose Fibers business operations as reported in the historical Weyerhaeuser statement of earnings.